UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014 (February 14, 2014)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

    On February 20, 2014, Flatiron Funding, LLC, a wholly-owned financing subsidiary of CĪON Investment Corporation (“CĪON”), entered into a second amended and restated confirmation letter agreement dated February 6, 2014 (the “Second Amended and Restated Confirmation”) governing its total return swap (the “TRS”) with Citibank, N.A.  Pursuant to the Second Amended and Restated Confirmation, the maximum aggregate market value of the portfolio of loans subject to the TRS (determined at the time each such loan becomes subject to the TRS) was increased from $225 million to $275 million.  No other material terms were revised in connection with the Second Amended and Restated Confirmation.

    The foregoing description of the Second Amended and Restated Confirmation is a summary only and is qualified in all respects to the provisions of the Second Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

    On February 14, 2014, the board of directors of CĪON declared four regular weekly cash distributions of $0.014067 per share each.  Each distribution will be paid on March 26, 2014, to shareholders of record on March 4, March 11, March 18 and March 25, 2014.

    A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Confirmation Letter Agreement, dated February 6, 2014, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press release dated February 20, 2014

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	February 20, 2014	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amended and Restated Confirmation Letter Agreement, dated February 6, 2014, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press release dated February 20, 2014